STEFANOU & COMPANY, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                              1360 Beverly Road
                                   Suite 305
                            McLean, VA  22101-3621
                                  703-448-9200
                                703-448-3515 (fax)
                                 Philadelphia, PA


                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Pre-Settlement Funding, Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report dated February 1, 2001, relating to the consolidated financial statements of Pre-Settlement Funding, Inc., and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                                             /s/ STEFANOU & COMPANY, LLP
                                             Stefanou & Company LLP

McLean, Virginia
January 14, 2002